UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 24, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                              CONTACTS: 408-995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, x1125


               Calpine Cancels Offerings to Refinance CCFC II Debt

     (SAN JOSE, Calif.), /PR Newswire - FirstCall/ Feb. 24, 2004 -- Calpine Corporation (NYSE: CPN) today announced that its wholly owned subsidiary Calpine Generating Company, LLC (CalGen), formerly Calpine Construction Finance Company II, LLC (CCFC II), has canceled its offerings of approximately $2.3 billion of secured term loans and secured notes due to current market conditions.

     As previously announced, the offerings were intended to refinance the existing CCFC II indebtedness that matures in November 2004. The company is evaluating different financing alternatives and remains confident that it will be able to refinance this indebtedness prior to its maturity.

     Calpine Corporation is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, the risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002, its Form 8-K filed on October 23, 2003, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  February 24, 2004